UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2004

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

Delaware	000-26309	98-0200741
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

4235 Commerce Street
Little River, South Carolina	29566
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (843) 390-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On November 18, 2004, pursuant to Joseph Schmidt's consulting agreement discussed in Item 8.01 below, the Registrant agreed to issue 500,000 shares of its restricted common stock to Mr. Schmidt. On December 28, 2004, the Registrant issued 125,000 shares of its common stock to Mr. Schmidt and 125,000 shares of its common stock to United Capital Group, Inc. as requested by Mr. Schmidt. The remaining 250,000 shares will be issued in the first quarter of 2005. The Registrant believes that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports. The Registrant reasonably believes that the recipients, immediately prior to issuing the shares, had such knowledge and experience in the financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with the Registrant's management on several occasions prior to their investment decision.

On December 8, 2004, pursuant to XXR Consulting, Inc.'s consulting agreement discussed in Item 8.01 below, the Registrant agreed to issue 1,150,000 shares of its restricted common stock to XXR. On December 28, 2004, the Registrant issued 500,000 shares of its common stock to XXR. The remaining 650,000 shares will be issued by the end of the first quarter in 2005. The Registrant believes that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make its investment decision, including the financial statements and 34 Act reports. The Registrant reasonably believes that the recipient, immediately prior to issuing the shares, had such knowledge and experience in the financial and business matters that it was capable of evaluating the merits and risks of its investment. The recipient had the opportunity to speak with the Registrant's management on several occasions prior to its investment decision.

Section 8 - Other Events

Item 8.01 Other Events.

Press Release

On September 9, 2004, the Registrant issued a press release to announce that an 8-FEM proto-type model is now completely assembled, programmed and operational (EcaFlo™ Model 080). A copy of the press release is attached hereto as Exhibit 99.

Consulting Agreements

Effective November 18, 2004, the Registrant entered into a Consulting Agreement with Joseph Schmidt. Mr. Schmidt agreed to provide the Registrant with services of an advisory or consultative nature related to management, strategic planning and marketing. The term of the agreement is for 6 months ending on May 18, 2005. The Registrant agreed to compensate Mr. Schmidt with 500,000 shares of the Registrants common stock. 250,000 shares (125,000 shares to Mr. Schmidt and 125,000 shares to United Capital Group, Inc.) of the 500,000 shares of common stock were issued on December 28, 2004. The remaining 250,000 shares will be issued in the first quarter of 2005. A copy of the Consulting Agreement is attached hereto as Exhibit 10.1.

On January 4, 2005, the Registrant amended Mr. Schmidt's Consulting Agreement, mentioned above, to exclude Part 5 (the anti-dilution clause) from the agreement. A copy of the letter amending Mr. Schmidt's Consulting Agreement is attached hereto as Exhibit 10.2.

On December 8, 2004, the Registrant entered into a Consulting Agreement with XXR Consulting, Inc. XXR agreed to assist and advise the Registrant in identifying investor relations and/or public relations and/or market relations organizations to be utilized by the Registrant and assisting the Registrant with such investor relations and/or public relations and/or market relations organizations which are engaged by the Registrant. The term of the agreement is for 6 months and commenced on the effective date of December 8, 2004. The Registrant agreed to compensate XXR a total of 1,150,000 shares of the Registrants common stock. 500,000 shares of the 1,150,000 shares of common stock were issued to the consultant on December 28, 2004. The remaining 650,000 shares will be issued by the end of the first quarter of 2005. A copy of the Consulting Agreement is attached hereto as Exhibit 10.3.

Employment Agreements with Subsidiary

On January 3, 2005, the Registrant's wholly owned subsidiary I.E.T., Inc., executed an Employment Agreement with William E. Prince. The term of employment is for five years, which began on January 1, 2004 and shall end on December 31, 2009. Mr. Prince serves as President and Chief Financial Officer of I.E.T. I.E.T. agreed to pay Mr. Prince an annual compensation of $74,000. A copy of the Employment Agreement is attached hereto as Exhibit 10.4.

On January 3, 2005, the Registrant's wholly owned subsidiary I.E.T., Inc., executed an Employment Agreement with Marion C. Sofield. The term of employment is for five years, which began on March 1, 2004, and shall end on December 31, 2009. Ms. Sofield serves as Executive Vice President of Operations of I.E.T. I.E.T. agreed to pay Ms. Sofield an annual compensation of $60,000. A copy of the employment agreement is attached hereto as Exhibit 10.5.

Section 9 - Financial Statements and Exhibits

EXHIBITS

10.1	Consulting Agreement of Joseph Schmidt, dated November 18, 2004.
10.2	Letter Amending Joseph Schmidt's Consulting Agreement.
10.3	Consulting Agreement of XXR Consulting, Inc., dated December 8, 2004.
10.4	Employment Agreement of William E. Prince, dated January 3, 2005.
10.5	Employment Agreement of Marion C. Sofield, dated January 3, 2005.
99	Press Release, dated September 9, 2004

____

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

By: /s/ William E. Prince

William E. Prince, President

Date: January 7, 2005